UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

 FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 28, 2019 (January 27, 2019)

TCF FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-10253 (Commission File Number)	41-1591444 (IRS Employer Identification No.)

200 Lake Street East, Mail Code EX0-03-A, Wayzata, Minnesota 55391-1693

(Address of principal executive offices, including Zip Code)

(952) 745-2760

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On January 27, 2019, TCF Financial Corporation (“TCF”) and Chemical Financial Corporation (“Chemical”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which TCF and Chemical have agreed to effect a merger-of-equals transaction. The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, TCF will merge with and into Chemical, with Chemical continuing as the surviving entity (the “Merger”). Immediately following the Merger, or at such later time as the parties may mutually agree, Chemical Bank, a Michigan banking corporation and wholly-owned subsidiary of Chemical, will merge with and into TCF National Bank, a national banking association and wholly-owned subsidiary of TCF, with TCF National Bank continuing as the surviving bank (the “Bank Merger”).

At the effective time of the Merger (the “Effective Time”), Chemical will change its name to TCF Financial Corporation. The combined company will be headquartered in Detroit, Michigan. The Merger Agreement has been unanimously approved by the boards of directors of TCF and Chemical.

Merger Consideration

Subject to the terms and conditions of the Merger Agreement, at the Effective Time, each outstanding share of TCF common stock will be converted into the right to receive, without interest, 0.5081 shares of Chemical common stock (the “Exchange Ratio”). Also at the Effective Time, each outstanding share of 5.70% Series C Non-Cumulative Perpetual Preferred Stock of TCF, will be converted into the right to receive, without interest, one share of a newly created series of preferred stock of Chemical with equivalent rights and preferences (the “New Chemical Preferred Stock”). The shares of Chemical common stock and New Chemical Preferred Stock to be issued in the Merger will be listed on Nasdaq.

At the Effective Time, each equity award granted under TCF’s equity plans (a “TCF Equity Award”) outstanding immediately prior to the Effective Time will be adjusted so that its holder will be entitled to receive a number of shares of Chemical common stock equal to the product of (i) the number of shares of TCF common stock subject to such TCF Equity Award, as applicable, immediately prior to the Effective Time multiplied by (ii) the Exchange Ratio and (iii) rounded, as applicable, to the nearest whole share, and shall otherwise remain subject to the same terms and conditions (including, without limitation, with respect to vesting conditions (taking into account any vesting upon the occurrence of the Effective Time that is applicable to the TCF Equity Awards granted to TCF’s non-employee directors) and cash dividend equivalent rights). All TCF Equity Awards held by an employee whose employment will continue with the combined company or its subsidiaries after the Merger will vest in their entirety to the extent such employee’s employment is terminated by the combined company without cause or by the employee for good reason prior to the second anniversary of the closing date of the Merger. For any TCF Equity Awards that are subject to performance-based vesting, the number of shares of TCF common stock underlying such award will be calculated and fixed as of the Effective Time assuming achievement of the applicable performance conditions at the greater of target level performance and the actual level of achievement of such conditions based on TCF’s performance results through the latest practicable date prior to the Effective Time, and such awards will convert into service-based vesting awards with the applicable vesting date to be the last day of the original performance period.

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Certain Governance Matters

Under the Merger Agreement and the bylaws of the combined company, upon completion of the Merger:

•	Gary Torgow, the current Executive Chair of the board of directors of Chemical, will continue as the Executive Chair of the board of directors of the combined company;

•	Vance K. Opperman, the current lead director of TCF’s board of directors, will become lead director of the combined company;

•	Craig R. Dahl, the current Chairman, President and Chief Executive Officer of TCF, will become and serve as the Chief Executive Officer and President of the combined company and Chief Executive Officer of the combined bank; and

•	David T. Provost, the current President and Chief Executive Officer of Chemical, will become and serve as Vice Chair of the board of directors of the combined company and will become and serve as the Chair of the board of directors of the combined bank.

Under the bylaws of the combined company, until the third anniversary of the completion of the Merger, the affirmative vote of at least 75% of the board of the combined company will be required to remove Mr. Torgow, Mr. Opperman, Mr. Dahl or Mr. Provost from serving in the above-referenced capacities. In addition, at the Effective Time, Thomas Shafer, the current President and Chief Executive Officer of Chemical Bank will become and serve as President and Chief Operating Officer of the combined bank, Dennis L. Klaeser, the current Chief Financial Officer of Chemical, will continue as Chief Financial Officer of the combined company, and Brian Maass, the current Chief Financial Officer of TCF, will become and serve as Deputy Chief Financial Officer and Treasurer of the combined company.

The board of directors of the combined company will, until the third anniversary of the completion of the Merger, consist of 16 members, with eight from each of TCF and Chemical, consisting of (a) Mr. Dahl, Mr. Opperman and six other independent directors of TCF to be designated by TCF and (b) Mr. Torgow, Mr. Provost and six other independent directors of Chemical to be designated by Chemical. In addition, under the bylaws of the combined company, until the third anniversary of the completion of the Merger, each committee of the board of directors of the combined company will have at least four members and be composed of an equal number of former TCF directors and former Chemical directors (subject to compliance with independence requirements and any other membership requirements under applicable stock exchange rules).

Certain Other Terms and Conditions of the Merger Agreement

The Merger Agreement contains customary representations and warranties from both TCF and Chemical, and each party has agreed to customary covenants, including, among others, covenants relating to the conduct of TCF’s and Chemical’s businesses during the interim period between the execution of the Merger Agreement and the Effective Time, and TCF’s and Chemical’s obligations to call meetings of their respective shareholders to adopt or approve the Merger Agreement and, in the case of Chemical, to approve an amendment to its articles of incorporation (the “Charter Amendment”) to change its name to TCF Financial Corporation and to increase the number of authorized shares of Chemical common stock and, subject to certain exceptions, to recommend that their respective shareholders adopt or approve the Merger Agreement. Each of TCF and Chemical has also agreed not to initiate, solicit, knowingly encourage or knowingly facilitate, inquiries or proposals with respect to, or, subject to certain exceptions generally related to its board of directors’ exercise of its fiduciary duties (as set forth in the Merger Agreement), engage in any negotiations concerning or provide any confidential information relating to, any alternative acquisition proposals.

The completion of the Merger is subject to customary conditions, including, among others, (a) the adoption of the Merger Agreement by the holders of TCF common stock, (b) the approval of the merger agreement and the Charter Amendment by the holders of Chemical common stock, (c) authorization for listing on the Nasdaq of the shares of Chemical common stock and New Chemical Preferred Stock to be issued in the Merger, (d) the effectiveness under the Securities Act of 1933, as amended, of the Registration Statement on Form S-4 for the Chemical common stock and New Chemical Preferred Stock to be issued in the Merger, (e) the absence of any order, injunction or other legal restraint preventing the completion of the Merger or making the consummation of the Merger illegal and (f) the receipt of required regulatory approvals including the approval of the Board of Governors of the Federal Reserve System (in connection with the Merger) and the Office of the Comptroller of the Currency (in connection with the Bank Merger). Each party’s obligation to complete the Merger is also subject to certain additional customary conditions, including (i) subject to certain exceptions, the accuracy of the representations and warranties of the other party, generally subject to a material adverse effect qualification, (ii) performance in all material respects by the other party of its obligations under the Merger Agreement and (iii) receipt by such party of an opinion from its counsel to the effect that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

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The Merger Agreement provides certain termination rights for both TCF and Chemical and further provides that a termination fee of $134.0 million will be payable by TCF or Chemical to the other party, as applicable, upon termination of the Merger Agreement under certain circumstances.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference. The representations, warranties and covenants of each party set forth in the Merger Agreement have been made only for purposes of, and were and are solely for the benefit of the parties to, the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between TCF and Chemical instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time, and investors should not rely on them as statements of fact. In addition, such representations and warranties (1) will not survive consummation of the Merger, unless otherwise specified therein, and (2) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding TCF or Chemical, their respective affiliates or their respective businesses. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding TCF, Chemical, their respective affiliates or their respective businesses, the Merger Agreement and the Merger that will be contained in, or incorporated by reference into, the Registration Statement on Form S-4 to be filed by Chemical under the Securities Act of 1933, as amended, that will include a Joint Proxy Statement of TCF and Chemical and a Prospectus of Chemical, as well as in the Forms 10-K, Forms 10-Q and other filings that each of TCF and Chemical make with the Securities and Exchange Commission.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 27, 2019, in connection with the Merger, TCF entered into an amended and restated employment agreement (the “Employment Agreement”) with Mr. Dahl, effective upon and subject to the completion of the Merger. The Employment Agreement has a term ending on the third anniversary of the completion of the Merger, except if a change in control of the combined company occurs during the term, the Employment Agreement extends to the later of the day which is twenty-four months following the date of such change in control and the third anniversary of the completion of the Merger.

Under the Employment Agreement, Mr. Dahl is eligible to receive:

•	an annual base salary of $1,050,000;

•	an annual target bonus opportunity that is no less than 100% of base salary; and

•	an annual equity-based award with a target value equal to 200% of base salary, consisting of time and performance-vesting awards and otherwise on terms no less favorable than applicable to other senior executives.

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In the event of a termination of employment by the combined company without cause or by Mr. Dahl for good reason, subject to Mr. Dahl’s execution and non-revocation of a release of claims, Mr. Dahl will be eligible to receive:

•	a lump sum equal to 2.5 times the sum of (i) his annual base salary and (ii) his annual target bonus;

•	any earned but unpaid annual bonus;

•	payment of monthly COBRA insurance premiums for up to twenty-four months; and

•	vesting of all equity awards granted prior to the effective date of the Employment Agreement in accordance with their terms and accelerated vesting of all equity awards granted on and after the effective date of the Employment Agreement, with performance awards vesting at the greater of target performance and actual performance based on results through the last completed calendar quarter prior to the termination date.

Under the Employment Agreement, Mr. Dahl is subject to non-competition and employee and customer non-solicitation covenants during and following termination of his employment.

The foregoing description of the Employment Agreement is qualified in all respects by reference to the full text of the Employment Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated into this Item 5.02 by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On January 27, 2019, and effective as of that date, TCF’s board of directors amended and restated TCF’s Amended and Restated Bylaws (the “Bylaws”) to add a new Section 8 to Article VI, which designates the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain legal actions, unless TCF consents in writing to the selection of an alternative forum.

The foregoing description of TCF’s Amended and Restated Bylaws is qualified in all respects by reference to the full text of the Amended and Restated Bylaws, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K, which is incorporated into this Item 5.03 by reference.

Item 8.01.	Other Events.

TCF intends to continue to execute open market share repurchases of the remaining amount of its current, previously announced repurchase plan (up to $78 million). The timing and amount of this repurchase activity is subject to market conditions and applicable securities laws.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger by and between TCF Financial Corporation and Chemical Financial Corporation, dated as of January 27, 2019*

3.1	Amended and Restated Bylaws of TCF Financial Corporation

10.1	Amended and Restated Employment Agreement between Craig R. Dahl and TCF Financial Corporation, dated as of January 27, 2019

*	Certain schedules to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K, and TCF agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule upon request.

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Cautionary Note Regarding Forward-Looking Statements

Statements included in this report, and the documents incorporated by reference herein, which are not historical in nature are intended to be, and hereby are identified as, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include, but are not limited to, statements regarding the outlook and expectations of TCF and Chemical with respect to their planned merger, the strategic benefits and financial benefits of the merger, including the expected impact of the transaction on the combined company’s future financial performance (including anticipated accretion to earnings per share, the tangible book value earn-back period and other operating and return metrics), and the timing of the closing of the transaction. Words such as “may,” “anticipate,” “plan,” “estimate,” “expect,” “project,” “assume,” “approximately,” “continue,” “should,” “could,” “will,” “poised,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements are subject to risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence, which could cause actual results to differ materially from anticipated results. Such risks, uncertainties and assumptions, include, among others, the following:

•	the failure to obtain necessary regulatory approvals when expected or at all (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the transaction);
•	the failure of either TCF or Chemical to obtain shareholder approval, or to satisfy any of the other closing conditions to the transaction on a timely basis or at all;
•	the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the merger agreement;
•	the possibility that the anticipated benefits of the transaction, including anticipated cost savings and strategic gains, are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy, competitive factors in the areas where TCF and Chemical do business, or as a result of other unexpected factors or events;
•	the impact of purchase accounting with respect to the transaction, or any change in the assumptions used regarding the assets purchased and liabilities assumed to determine their fair value;
•	diversion of management’s attention from ongoing business operations and opportunities;
•	potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction;
•	the ability of either company to effectuate share repurchases and the prices at which such repurchases may be effectuated;
•	the outcome of any legal proceedings that may be instituted against TCF or Chemical;
•	the integration of the businesses and operations of TCF and Chemical, which may take longer than anticipated or be more costly than anticipated or have unanticipated adverse results relating to TCF’s or Chemical’s existing businesses;
•	business disruptions following the merger; and
•	other factors that may affect future results of TCF and Chemical including changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer borrowing, repayment, investment and deposit practices; the impact, extent and timing of technological changes; capital management activities; and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms.

Additional factors that could cause results to differ materially from those described above can be found in the risk factors described in Item 1A of each of TCF’s and Chemical’s Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2017. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results. TCF and Chemical disclaim any obligation to update or revise any forward-looking statements contained in this report, which speak only as of the date hereof, whether as a result of new information, future events or otherwise, except as required by law.

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Important Additional Information and Where to Find It

This communication is being made in respect of the proposed merger transaction between TCF and Chemical. In connection with the proposed merger, Chemical will file with the SEC a Registration Statement on Form S-4 that will include the Joint Proxy Statement of TCF and Chemical and a Prospectus of Chemical, as well as other relevant documents regarding the proposed transaction. A definitive Joint Proxy Statement/Prospectus will also be sent to TCF and Chemical shareholders. INVESTORS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE MERGER WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

A free copy of the Joint Proxy Statement/Prospectus once available, as well as other filings containing information about TCF and Chemical, may be obtained at the SEC’s Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, from TCF by accessing TCF’s website at http://www.tcfbank.com (which website is not incorporated herein by reference) or from Chemical by accessing Chemical’s website at http://www.chemicalbank.com (which website is not incorporated herein by reference). Copies of the Joint Proxy Statement/Prospectus once available can also be obtained, free of charge, by directing a request to TCF Investor Relations at Investor Relations, TCF Financial Corporation, 200 Lake Street East, EXO-02C, Wayzata, MN 55391, by calling (952) 745-2760 or by sending an e-mail to investor@tcfbank.com, or to Chemical Investor Relations at Investor Relations, Chemical Financial Corporation, Chemical Financial Corporation, 333 W. Fort Street, Suite 1800, Detroit, MI 48226, by calling (800) 867-9757 or by sending an e-mail to investorinformation@chemicalbank.com.

Participants in Solicitation

TCF and Chemical and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from TCF and Chemical shareholders in respect of the transaction described in the Joint Proxy Statement/Prospectus. Information regarding TCF’s directors and executive officers is contained in TCF’s Annual Report on Form 10-K for the year ended December 31, 2017, its Proxy Statement on Schedule 14A, dated March 14, 2018, and certain of its Current Reports on Form 8-K, which are filed with the SEC. Information regarding Chemical’s directors and executive officers is contained in Chemical’s Annual Report on Form 10-K for the year ended December 31, 2017, its Proxy Statement on Schedule 14A, dated March 16, 2018, and certain of its Current Reports on Form 8-K, which are filed with the SEC. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Joint Proxy Statement/Prospectus regarding the proposed merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TCF FINANCIAL CORPORATION

/s/ Craig R. Dahl
Craig R. Dahl, Chairman, President and Chief Executive Officer (Principal Executive Officer)

/s/ Brian W. Maass
Brian W. Maass, Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Susan D. Bode
Susan D. Bode, Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)